EXHIBIT 4.5
KINARK                                  [ADDRESS LABEL]
CORPORATION

SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING FOR HOLDERS OF RECORD ON ____________, 1995.

     Kinark Corporation (the "Company") is conducting a rights offering (the "Rights Offering") which entitles each holder of the Company's common stock, $.10 par value per share (the "Common Stock"), on ______________________, 1995
(the "Record Date"), to receive three nontransferable rights (the "Rights") for each two shares of Common Stock held of record on the Record Date. No fractional Rights will be issued and no cash in lieu thereof will be paid.
Each Right is exercisable, upon payment of $2.00 in cash (the "Subscription Price"), to purchase one share of Common Stock (the "Basic Subscription Privilege"). In addition, each Right also carries the right to subscribe (the "Oversubscription Privilege") at the Subscription Price for shares of Common Stock in an amount up to 50% of the shares that the holder is entitled to purchase under the Basic Subscription Privilege and only to the extent that all the shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date (the "Excess Shares"). Set forth on the label above is the registered holder's name and address as it appears on the books of the Company's transfer agent and three numbers: the upper number is the number of shares of Common Stock held by such holder; the middle number is the number of shares to which such holder is entitled to subscribe pursuant to the Basic Subscription Privilege; and the lower number is the number of shares to which such holder is entitled to subscribe pursuant to the Oversubscription Privilege.

     FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS AND PROXY STATEMENT DATED ___________________, 1995, (THE "PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW & CO., INC. (THE "INFORMATION AGENT") AT 909 THIRD AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10072-4799, (TOLL FREE (800) ___-____). CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS SET FORTH IN THE PROSPECTUS.

     THIS SUBSCRIPTION ORDER FORM MUST BE RECEIVED BY MELLON SECURITIES TRANSFER SERVICES (THE "SUBSCRIPTION AGENT") WITH PAYMENT IN FULL BY 5:00 PM., NEW YORK TIME, ON _________________, 1995, UNLESS EXTENDED IN THE SOLE DISCRETION OF THE COMPANY TO A TIME NOT LATER THAN 5:00 PM., NEW YORK TIME, ON _________________, 1995 (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). ANY RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL EXPIRE. ANY SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS OFFERING MADE HEREBY IS IRREVOCABLE.

     INFORMATION: Complete Part I of the Subscription Certificate and, if applicable, the Part II special issuance and delivery instructions, SIGN THIS SUBSCRIPTION CERTIFICATE, and complete the enclosed Substitute Form W-9. All questions concerning the timeliness, validity, form and eligibility of Subscription Certificate received or any exercise of Rights will be determined by the Company, whose determination will be final and binding.

     SUBSCRIPTION PRICE:  $2.00 PER SHARE


PART I - SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS OFFERING: The undersigned hereby irrevocably subscribes for shares of Common Stock in the Rights Offering as indicated below, on the terms and subject to the conditions specified herein and in the Prospectus, receipt of which is hereby acknowledged.

                         NUMBER OF      SUBSCRIPTION
                         SHARES         PRICE          PAYMENT

Basic Subscription Right:          X    $  2.00   =    $         (Line 1)
Oversubscription Right:            X    $  2.00   =    $         (Line 2)
                       Total Payment Required=$      (Sum of Lines 1 and 2;
                                                      must equal total of
                                                      amounts in Lines 3 and
                                                                 4 below)

*If the aggregate Subscription Price paid by an exercising Rights Holder is insufficient or exceeds the amount necessary to purchase the number of Shares of Common Stock that such holder indicates are being subscribed for, or if an exercising Rights
Holder does not specify the number of shares of Common Stock to be purchased, then such Rights Holder will be deemed to have exercised the Subscription Privilege to the full extent of the payment tendered, subject to the limits set forth in the Prospectus.

If the aggregate Subscription Price paid by a Rights Holder exceeds the amount necessary to purchase the number of shares of Common
Stock for which the Rights Holder has indicated an intention to subscribe, the Rights Holder will receive promptly by mail a refund equal to the excess payment without interest or deduction.

Method of Payment (check and complete appropriate box(es)):

[ ]  Uncertified, certified or cashier's check, bank draft or money order
     payable to Mellon Bank, N.A. in the amount of:              (Line 3)
$____________

[ ] Wire transfer directed to Mellon Bank, N.A. ABA ___________________ (Marked: Kinark Corporation Subscription by [Name of Rights Holder]") (Indicate name of the institution wire transferring funds:_________________________________):(Line 4)  $____________

                                                            Total Payments:
$____________

PART II - SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR RIGHTS HOLDERS: Unless otherwise indicated below, the Subscription Agent is hereby authorized to issue and deliver certificates for Common Stock to Rights Holders at the address on the label above.
(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than the registered holder shown above. (See Paragraphs 2 and 3(c) of the Instructions.) COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION
     BELOW.


Name(s) in which stock is to be registered (Please Print)Street Address

Social Security or Tax ID#                        City      State     Zip Code

(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown above. (See Paragraphs 2 and 3(c) of the Instructions.) COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Mail and deliver to:

Name:
          (Please Print)                          Street Address

Social Security or Tax ID#                        City      State     Zip Code


ACKNOWLEDGEMENT

THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

     I/We acknowledge receipt of the Prospectus and understand that after delivery to the Company, I/we may not modify or revoke this Subscription Certificate. Unnder penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If Part II Special Issuance Instructions are completed, I/we certify that although the certificate representing the Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change.

     The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.
SIGN HERE
                  SIGN HERE

               Signature(s) of Registered Holder

               Dated:                                      , 1995

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (Please Print).
See Instructions.

Name(s):                      Daytime Phone: (   )
                              Evening Phone: (   )
Capacity (Full Title)         Taxpayer Identification

Address
          (Including Zip Code)or Social Security Number:


GUARANTEE OF SIGNATURE(S)

     All Rights Holders who specify special issuance or delivery instructions pursuant to Part II of this Subscription Order
Form must have their signatures guaranteed by an Eligible Institution. An "Eligible Institution" for this purpose is a bank, stockbroker, savings and loan association and credit union with membership in an approved signature guaranteed medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

Authorized Signature          Name of Firm

Name                          Address

Title                         Area Code and Telephone Number

Dated:                                      , 1995